UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SAVIENT PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 30, 2013

Dear Stockholder:

We cordially invite you to attend the 2013 Annual Meeting of Stockholders of Savient Pharmaceuticals, Inc. to be held on Thursday, June 13, 2013, at 9:00 a.m. at the Bridgewater Marriott Hotel, 700 Commons Way, Bridgewater, New Jersey.

The enclosed notice of annual meeting and proxy statement contain information about matters to be considered at the annual meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, we hope you will review carefully the enclosed proxy materials and annual report and vote as soon as possible. We urge you to complete, sign and return the enclosed proxy card or to vote over the Internet or by telephone, so that your shares will be represented and voted at the annual meeting.

Thank you for your continued support of Savient Pharmaceuticals.

Sincerely,

Louis Ferrari President and Chief Executive Officer

Notice of

2013 Annual Meeting of Stockholders

and

Proxy Statement

400 Crossing Boulevard, 3rd Floor

Bridgewater, NJ 08807

(732) 418-9300

NOTICE OF ANNUAL MEETING

To the Stockholders of Savient Pharmaceuticals, Inc.:

The 2013 Annual Meeting of Stockholders of Savient Pharmaceuticals, Inc. will be held at the Bridgewater Marriott Hotel, 700 Commons Way, Bridgewater, New Jersey, on Thursday, June 13, 2013, at 9:00 a.m., for the following purposes:

1. To elect as directors for one-year terms each of the seven nominees named in the attached proxy statement;

2. To hold an advisory vote to approve our executive compensation;

3. To approve an amendment to our 2011 Incentive Plan to increase the number of shares available for issuance under the plan;

4. To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2013; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors has no knowledge of any other business to be transacted at the meeting.

The Board of Directors has fixed the close of business on April 26, 2013 as the record date for the determination of stockholders entitled to receive this notice and to vote at the annual meeting.

All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors,

Philip K. Yachmetz Secretary April 30, 2013

Admission to the annual meeting will require an admission ticket and picture identification. If you are a stockholder of record, an admission ticket is attached to the proxy card sent with this notice of annual meeting. If you hold stock in “street name” through a nominee, a bank or brokerage account, you are required to bring proof of your beneficial ownership of our common stock on the record date, as well as picture identification, to the annual meeting. If you arrive without the appropriate proof of ownership you may not be admitted to the annual meeting unless we can verify that you were a Savient stockholder as of the record date for the meeting. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the annual meeting.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the annual meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope, or vote electronically or by telephone pursuant to the instructions on the proxy card. No postage is required if the proxy card is mailed in the United States. A prompt response is important and your cooperation will be appreciated. If the envelope is lost, return the card to Operations Center, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219-9821.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting To be Held on Thursday, June 13, 2013

This proxy statement and copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission, are available for viewing, printing and downloading at www.savient.com.

PROXY STATEMENT

General

Savient Pharmaceuticals, Inc. has prepared this proxy statement to provide our stockholders with information pertaining to the matters to be voted on at our 2013 Annual Meeting of Stockholders to be held on Thursday, June 13, 2013, at 9:00 a.m., at the Bridgewater Marriott Hotel, 700 Commons Way, Bridgewater, New Jersey, and at any adjournment of that meeting. The date of this proxy statement is April 30, 2013. This proxy statement, a form of proxy and our annual report are being mailed to our stockholders beginning on or about May 3, 2013.

This proxy is solicited on behalf of our Board of Directors. Our Board of Directors requests that you sign and return your proxy card promptly. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the 2013 Annual Meeting of Stockholders by filing written notice with the Secretary of Savient, by signing and delivering a new proxy card bearing a later date, by voting electronically, or by casting your vote in person at the annual meeting. It is important to sign and return your proxy card or to vote electronically in one of the ways specified on your proxy card. It helps to establish a quorum so that the annual meeting may be held and permits your votes to be cast in accordance with your directions.

We will bear the expenses incurred in connection with this proxy solicitation. We expect to pay brokers, nominees, fiduciaries and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Our stock transfer books will not be closed in connection with this Annual Meeting. Our Board of Directors has fixed the close of business on April 26, 2013 as the record date for determining the stockholders of record entitled to receive notice of and to vote their shares at the annual meeting. On the record date, there were 73,615,573 shares of our common stock outstanding and entitled to vote. Each share of common stock carries the right to cast one vote on each of the proposals being presented for stockholder action, with no cumulative voting.

If your shares are held on your behalf by a third party such as your broker or another person or entity who holds shares of the Company on your behalf and for your benefit, which person or entity we refer to as a “nominee,” and your broker (or other nominee) is the stockholder of record of such shares, then you are the beneficial owner of such shares and we refer to those shares as being held in “street name.” As the beneficial owner of your “street name” shares, you are entitled to instruct your broker (or other nominee) as to how to vote your shares. Your broker (or other nominee) will provide you with information as to how you are able to instruct your broker (or other nominee) as to the voting of your “street name” shares.

If your shares are held in “street name,” your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote your shares with respect to “discretionary” matters, as described below, but will not be permitted to vote the shares with respect to “non-discretionary” matters. A “broker non-vote” occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) has either received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker (or other nominee) either does not have authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it. We count “broker non-votes” for the purpose of determining a quorum for the Annual Meeting. The effect of “broker non-votes” on each proposal that will be presented at the annual meeting is discussed below. If your shares are held in “street name” by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by electronic means.

We are enclosing with this proxy statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which we refer to as our 2012 10-K.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or 2012 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you request one by writing or calling: Savient Pharmaceuticals, Inc., 400 Crossing Boulevard, 3rd Floor, Bridgewater, New Jersey, 08807, Attention: Investor Relations, Telephone: (732) 418-9300. If you would like to receive separate copies of our annual report to stockholders and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Votes Required

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Shares of common stock represented by executed proxies received by us will be counted for purposes of establishing a quorum, regardless of how or whether those shares are voted on the item of business. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present for purposes of determining whether a quorum exists at the Annual Meeting.

If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items. The ratification of KPMG LLP, our independent registered public accounting firm (proposal 4), is considered a discretionary item. Accordingly, your brokerage firm may vote your shares with respect to that matter even if you do not give instructions on that proposal.

If you do not give instructions to your bank or brokerage firm, it will not be able to vote your shares with respect to certain matters that are not considered to be “discretionary” items. The election of directors (proposal 1), the “say-on-pay” advisory vote on executive compensation (proposal 2), and the vote to approve an amendment to our 2011 Incentive Plan (proposal 3) are not considered to be “discretionary” items. Accordingly, your brokerage firm, bank or other nominee may not be able to vote your shares with respect to any of these matters if you do not give it voting instructions on the proposals.

Our directors are elected by a plurality vote of all votes cast for the election of directors at the Annual Meeting. As a result, the seven nominees for director who receive the most votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors (proposal 1). Broker non-votes will have no effect on the outcome of proposal 1.

Under our bylaws, the affirmative vote of the holders of a majority of the votes present in person or represented by proxy at the meeting will be required for the approval of the “say-on-pay” advisory vote on executive compensation (proposal 2); approval of the amendment to our 2011 Incentive Plan (proposal 3); and approval of the ratification of the selection of KPMG as our independent registered public accounting firm (proposal 4). Shares which abstain and broker non-votes will have the same effect as a vote AGAINST proposals 2, 3 and 4.

The Audit and Finance Committee of our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. If our stockholders do not ratify the selection of KPMG, then KPMG’s appointment will be reconsidered by the Audit and Finance Committee.

PROPOSAL 1

ELECTION OF DIRECTORS

Our charter and bylaws provide that the stockholders or the Board of Directors will fix the number of directors at not fewer than three nor more than 15. We currently have seven directors on our Board, each of whom, with the exception of Messrs. Ferrari and Savage and Dr. Meeker, were elected by our stockholders at our 2012 Annual Meeting of Stockholders, and each of whose term expires at the 2013 Annual Meeting of Stockholders. Dr. Meeker and Mr. Savage were recommended by the Nominating and Corporate Governance Committee to serve as directors after an exhaustive search, which included interviewing candidates identified by an independent executive search firm retained by the Committee.

Our Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, has nominated seven persons for election as directors for one-year terms expiring at the annual meeting of stockholders to be held in 2014. Each of the following seven nominees are currently directors of Savient.

Ginger Constantine, M.D. Stephen O. Jaeger David Y. Norton Virgil Thompson	Louis Ferrari David P. Meeker, M.D. Robert G. Savage

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

ELECTING EACH OF THE SEVEN NOMINEES NAMED ABOVE

FOR A TERM OF ONE YEAR EACH

If you return your proxy card or vote by any of the electronic means noted on your proxy card, the persons named as proxies on the proxy card will vote the shares represented by a proxy FOR the election of each of the seven nominees named in this proxy statement as directors for a term of one year, unless you instruct otherwise on your proxy card by marking “WITHHOLD”. If you submit a proxy card or vote by the any of the electronic means noted on your proxy card, but do not provide any instructions on your proxy card or when you vote by any of the electronic means noted on your proxy card, the persons named as proxies on the proxy card will vote the shares represented by a proxy FOR the election of each of the seven nominees named in this proxy statement as directors for a term of one year. Our Board of Directors knows of no reason why any nominee should be unable or unwilling to serve; however, if that becomes the case, the persons named as proxies on the proxy card may vote to elect a substitute. In no event will shares represented by proxies be voted for more than seven nominees. No family relationships exist between any of our executive officers, our directors or director nominees.

We have provided information below about our director nominees, including their ages, years of service as directors, business experience, and service on the board of directors of other publicly-held companies, including any other directorships held during the past five years. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director of Savient, at the time we file our proxy statement, in light of our business and structure. No corporation or organization referred to below is a subsidiary or other affiliate of ours.

GINGER CONSTANTINE, M.D.—Age 57—Dr. Constantine has been a director since June 2009 and is a member of our Audit and Finance Committee and is the chairperson of our Compensation and Human Resources Committee. Since June 2010, Dr. Constantine has been a consultant with Endo-Rheum Consultants, a medical/clinical consulting firm. Until March 2010, when it was acquired by Pfizer Pharmaceuticals, Dr. Constantine served as Vice President of Women’s Health & Bone Repair Medical Research at Wyeth Research, a division of Wyeth Pharmaceuticals, a pharmaceutical company, and held Vice President positions with Wyeth since 2000. Dr. Constantine held various management positions of increasing responsibility in the therapeutic areas of rheumatology, metabolism and bone repair within the Wyeth Pharmaceuticals and Wyeth Research organizations. Prior to joining Wyeth, Dr. Constantine was a practicing physician specializing in Rheumatology and Internal Medicine. Dr. Constantine obtained her medical degree from Temple University and completed her Rheumatology Fellowship at the University of Pennsylvania. She is currently a member of the American College of Rheumatology as well as various medical societies, including the American Medical Association, American Rheumatism Association and the Pennsylvania Medical Society.

Dr. Constantine has over 16 years of management experience in the pharmaceutical industry and is a licensed rheumatologist. Dr. Constantine’s experience with rheumatology, research, and global pharmaceutical affairs adds significant value to Board discussions.

LOUIS FERRARI–Age 60—Mr. Ferrari has been a director, and our President and Chief Executive Officer, since July 2012. Prior to becoming President and Chief Executive Officer, Mr. Ferrari served as our Executive Vice President, President North American Commercial Operations since February 2012, and as our Senior Vice President, North America Commercial since February 2011. Mr. Ferrari previously served as Vice President of Oncology and Nephrology, Sales and Marketing at Centocor Ortho Biotech, a Johnson & Johnson company, from 2007 to 2011. Prior to that, he most recently served as Vice President of Clinical Affairs and Executive Director of Clinical Affairs at Centocor Ortho Biotech. Mr. Ferrari earned his Bachelor of Science in Pharmacy from the Brooklyn College of Pharmacy and a Masters of Business Administration from Adelphi University.

Mr. Ferrari has significant biotechnology business and leadership experience and will provide the Board with expertise and unique insight into the challenges and opportunities that the Company will face as it executes upon its corporate strategies and commercializes KRYSTEXXA® (pegloticase).

STEPHEN O. JAEGER—Age 68—Mr. Jaeger has been a director since 2003, our non-executive Chairman since 2006, is the chairman of our Audit and Finance Committee and a member of our Compensation and Human Resources Committee. From March 1999 until April 2000, Mr. Jaeger was Chief Executive Officer of eBT International, Inc., a software company, and from June 2001 until his retirement in December 2005, he served as eBT’s President and Chief Executive Officer. From 1997 to 1998, Mr. Jaeger was Executive Vice President and Chief Financial Officer of The Clinical Communications Group, a medical education company, and from 1995 to 1997, he was Vice President, Chief Financial Officer and Treasurer of Applera Corporation, a life sciences company. Mr. Jaeger is currently a director of Dara Biosciences and serves on its audit and nominating committees. Mr. Jaeger received a B.A. in Psychology from Fairfield University and an MBA from Rutgers University and is a Certified Public Accountant.

Mr. Jaeger has significant senior management, financial oversight, audit and accounting experience. As Chairman of the Board, Mr. Jaeger is extremely conscientious and diligent in keeping the other directors abreast of current operational and oversight issues we face, and as a Chairman of the Audit and Finance Committee actively collaborates with our independent auditors and senior management team on critical issues facing us and maintaining our financial position.

DAVID P. MEEKER, M.D.—Age 58—Dr. Meeker has been a director since January 2013 and is a member of our Nominating and Corporate Governance Committee. Dr. Meeker currently serves as President and Chief Executive Officer of Genzyme, a Sanofi company, a position he has held since October 2011. Prior to this, he held key positions of increasing responsibility at Genzyme, first within Research and Development and then within the commercial organization. Most recently he served as Chief Operating Officer, in which capacity he was responsible for Genzyme’s commercial organization and played an important role in the company’s integration with Sanofi. Previous positions at Genzyme included President of the Global Rare Disease Business, in which role Dr. Meeker oversaw the global launches of Aldurazyme®, Fabrazyme®, and Myozyme®. Prior to joining Genzyme, Dr. Meeker served as the Director of the Pulmonary Critical Care Fellowship at the Cleveland

Clinic and as an assistant professor of medicine at Ohio State University. He currently is a Board member of the Biotechnology Industry Organization and of Prize4Life. Dr. Meeker received his M.D. degree from the University of Vermont Medical School and completed the Advanced Management Program at Harvard Business School.

Dr. Meeker, having overseen important global product launches in rare diseases, as well as gaining insights into the patient perspective by serving in one of the leading teaching hospitals in the U.S. provides him with a distinguished and unique perspective on the company’s strategic objectives, and in particular the expansion of the clinical utility for KRYSTEXXA.

DAVID Y. NORTON—Age 61—Mr. Norton has been a director since September 2011. Mr. Norton serves on our Nominating and Corporate Governance Committee. From February 2012 until July 2012, Mr. Norton served as our Interim Chief Executive Officer. From May 2009 until his retirement in September 2011, Mr. Norton was Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson, a global pharmaceutical company. Mr. Norton previously served as Johnson & Johnson’s Company Group Chairman, Worldwide Commercial and Operations for the CNS, Internal Medicine and Virology franchise from June 2006 to April 2009, and held executive positions of increasing scope with Johnson & Johnson since 2001, and a wide range of management positions of increasing responsibility in Europe, Australia, New Zealand and the United States with Janssen Pharmaceutica prior to its acquisition by Johnson & Johnson. Mr. Norton currently is a Board member of the TB Alliance.

Mr. Norton’s extensive global commercial experience in the pharmaceutical and biotechnology industry provide invaluable insight as the company executes on its core strategies to launch KRYSTEXXA® (pegloticase) successfully in the U.S. and to expand its geographic market opportunities.

ROBERT G. SAVAGE—Age 59—Mr. Savage has been a director since December 2012 and is a member of our Compensation and Human Resources Committee. Mr. Savage is currently President and CEO of Strategic Imagery LLC, a consulting company of which he is the principal. Previously, Mr. Savage was Group Vice President and President of the Worldwide General Therapeutics & Inflammation Business of Pharmacia Corporation from 2002 until its acquisition by Pfizer, Inc. in 2003. Prior to that role, he held several senior positions with Johnson & Johnson, including Worldwide Chairman of the Pharmaceuticals Group, Company Group Chairman for the North American pharmaceuticals business, President of Ortho-McNeil Pharmaceuticals and Vice President of Sales and Marketing. Earlier in his career, he served in a variety of senior marketing, operations, business development and strategic planning positions for Hoffmann-La Roche, Inc. Mr. Savage currently serves as a director of EpiCept Corporation, Nuovo Biologics and The Medicines Company. Mr. Savage received a B.S. in Biology from Upsala College and an M.B.A. from Rutgers University.

Mr. Savage’s extensive domestic and international marketing, business development and operations experience and strategic vision in the pharmaceutical and biotechnology industry provide invaluable expertise and insight for the company to call upon as it executes on its core strategies to build the commercial presence of KRYSTEXXA® (pegloticase) in the U.S. and to expand its geographic market opportunities.

VIRGIL THOMPSON—Age 73—Mr. Thompson has been a director since 1994 and is chairman of our Nominating and Corporate Governance Committee and a member of our Audit and Finance Committee. Since July 2009, Mr. Thompson has served as Chief Executive Officer of Spinnaker Biosciences, Inc., a private ophthalmic drug delivery company. From 2002 to July 2007, Mr. Thompson was President and Chief Executive Officer of Angstrom Pharmaceuticals, Inc., a pharmaceutical company, and served on its board of directors until 2009. From 2000 to 2002, Mr. Thompson was President, Chief Executive Officer and a director of Chimeric Therapies, Inc., a biotechnology company, and he was our President and Chief Operating Officer from 1999 to 2000. From 1996 to 1999, Mr. Thompson was President and Chief Executive Officer of Cytel Corporation, a biotechnology company. Mr. Thompson is chairman of the board of directors of Aradigm Corporation, an emerging specialty pharmaceutical company, and a member of its compensation, nominating and corporate governance and audit committees. Mr. Thompson is chairman of the board of directors of Questcor Pharmaceuticals, Inc., a biopharmaceutical company, and serves on its compensation, compliance and audit committees.

Mr. Thompson has over 40 years of significant senior management and financial oversight experience in the pharmaceutical and biopharmaceutical industries. He provides the Board invaluable insight into the functioning of a pharmaceutical company, and his involvement on various board committees allows him to bring meaningful perspective to the committees on which he serves.

The Board of Directors recommends that stockholders vote “FOR” each of the seven nominees for election as Directors.

INFORMATION RELATED TO THE BOARD OF DIRECTORS

AND CERTAIN OF ITS COMMITTEES

Corporate Governance Guidelines

Our Board of Directors believes that good corporate governance is important to ensure that Savient is managed for the long-term benefit of its stockholders. Complete copies of the corporate governance guidelines described below are available in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com.

The Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of Savient and its stockholders. These guidelines, which provide a framework for the conduct of the Board of Directors’ business, provide that:

•	the principal responsibility of the directors is to oversee the management of Savient;

•	a substantial majority of the members of the Board of Directors shall be independent directors;

•	the outside directors shall meet regularly in executive session without management present;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board of Directors and its committees shall conduct a self-evaluation to determine whether they are functioning effectively.

In February 2007, our Corporate Governance Guidelines were revised to provide for a minimum stock ownership policy for non-employee members of our Board of Directors, with minimum ownership levels equal to two times the retainer paid to directors, whether paid in cash or shares and options, based on the closing price of our common stock on December 8, 2006, to be achieved within three years of the director’s joining the Board. As of April 26, 2013, all of the directors who were on our Board for three or more years were in compliance with this policy.

Determination of Independence

Our common stock is listed on The Nasdaq Global Market. Under applicable Nasdaq rules, a director of Savient will qualify as an “independent director” only if our Board of Directors determines that the director does not have a relationship with Savient that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors determined that none of Messrs. Jaeger, Norton, Savage or Thompson or Drs. Constantine or Meeker has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as defined under applicable Nasdaq rules. In making its determination of independence with respect to Mr. Norton, the Board considered Mr. Norton’s service as our Interim Chief Executive Officer from February 2012 to July 2012. Under Nasdaq rules, employment of a director as an executive officer on an interim basis for a term of less than one year will not disqualify a director from being considered independent following his employment. Mr. Ferrari is our President and Chief Executive Officer and as an employee of the Company is not independent. Former directors Mr. Alan Heller and William F. Owen, M.D., who served for part or all of 2012, were previously determined by the Board of Directors to be independent. Former director Lee S. Simon, M.D., who served for part of 2012, was not an “independent director” due to his previous consulting arrangement with the Company.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to directors, senior management and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board of Directors.

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate for director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties, strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee does not assign specific weights to particular criteria. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

Stockholders may recommend to the Nominating and Corporate Governance Committee individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to: the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Savient Pharmaceuticals, Inc., 400 Crossing Boulevard, 3rd Floor, Bridgewater, NJ 08807. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Director Qualifications and Diversity

The Nominating and Corporate Governance Committee has not established specific requirements related to age, education, years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership.

The Board of Directors has developed a group of criteria that are designed to describe what qualities and characteristics are desired for the Board of Directors as a whole. The full Board of Directors has conducted over the past three years an annual self-evaluation of its membership with respect to these criteria. The principal purpose of this evaluation is to help ensure the Board of Directors remains comprised of members fulfilling the desired complement of talents and expertise for the Board of Directors as a whole. The Board of Directors applies these same criteria in evaluating candidates nominated by stockholders as well as in evaluating those recommended by other sources.

The criteria are reviewed annually by the Nominating and Corporate Governance Committee and the Board of Directors to ensure they remain pertinent and robust. In general, they require that each director:

•	shall be prepared to represent the best interests of all of our stockholders;

•	have a willingness to commit the time required to fully discharge his or her responsibilities to the Board of Directors; and

•	shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.

In addition, it is anticipated that the Board of Directors as a whole will have individuals that:

•	contribute to the Board of Directors’ overall diversity;

•	contribute positively to the collaborative culture among Board members; and

•	possess professional and personal experiences and expertise relevant to Savient’s goal of being a leading specialty biopharmaceutical company.

The Nominating and Corporate Governance Committee considers Board diversity in selecting director nominees and reviewing current Board composition, with diversity being broadly construed to mean a variety of opinions, perspectives, skills, personal and professional experiences and backgrounds. In this regard, the Nominating and Corporate Governance Committee also takes into consideration the diversity (with respect to gender, race and national origin) of our Board members. The Nominating and Corporate Governance Committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

A complete statement of the criteria for evaluating director qualifications is annexed to our Corporate Governance Guidelines, a copy of which is available in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com.

Communications from Stockholders and Other Interested Parties

Our Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate.

Stockholders who wish to communicate with our entire Board of Directors or our non-executive directors may do so by writing to: Savient Pharmaceuticals, Inc., 400 Crossing Boulevard, 3rd Floor, Bridgewater, NJ 08807, Attention: Chairman of the Board of Directors. Communications will be forwarded to all directors if they relate to substantive matters that the chairman of our Board of Directors, in consultation with our General Counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Board of Directors Meetings and Committees

Our Board of Directors is responsible for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board of Directors’ primary responsibility is to serve the best interests of our stockholders and, in so doing, oversee Savient’s management. The Board of Directors selects, evaluates and provides for the succession of executive officers and approves its nominees to stand for election as directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on Savient. Our management keeps the directors informed of company activity through regular reports and presentations at Board and committee meetings.

Our Board of Directors met 16 times during 2012. During 2012, each director attended 75% or more of the total number of meetings of the Board of Directors and the committees, if any, of which such director was a member.

Our Board of Directors’ standing committees are our Audit and Finance Committee, our Compensation and Human Resources Committee and our Nominating and Corporate Governance Committee. Our Board of Directors has determined that all members of each of its three standing committees are independent as defined under applicable Nasdaq rules, including, in the case of all members of the Audit and Finance Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Each committee has a charter that has been approved by our Board of Directors. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. You can access our committee charters and our code of ethics in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com, or by writing to: Savient Pharmaceuticals, Inc., 400 Crossing Boulevard, 3rd Floor, Bridgewater, NJ 08807, Attention: Investor Relations.

We expect, barring extenuating circumstances, that the members of the Board of Directors will attend our 2013 Annual Meeting of Stockholders. Each of our directors standing for election in 2012 attended our 2012 Annual Meeting.

Audit and Finance Committee

Our Audit and Finance Committee assists our Board of Directors in overseeing the quality and integrity of our financial statements, our disclosure and financial reporting process, our internal controls and procedures for financial reporting, our outside registered public accounting firm’s qualifications and independence, and compliance with our code of ethics and applicable legal and regulatory requirements. Messrs. Jaeger (Chairman) and Thompson and Dr. Constantine are the current members of the Audit and Finance Committee. Our Board of Directors has determined that Mr. Jaeger qualifies as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission, or the SEC. During 2012, the Audit and Finance Committee held seven meetings. The Audit and Finance Committee operates pursuant to a written charter, a copy of which is available in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include identifying, evaluating and recommending director candidates and the re-nomination of current directors to the Board, overseeing compliance with our adopted policies and procedures regarding corporate governance principles and practices, and making recommendations to the Board of Directors regarding modifications, if any, to our corporate governance principles and practices. Messrs. Thompson (Chairman) and Norton and Dr. Meeker are the current members of the Nominating and Corporate Governance Committee. During 2012, the Nominating and Corporate Governance Committee held seven meetings, including a meeting to approve the nominees for election as directors at the 2012 Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee operates pursuant to a written charter, a copy of which is available in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com.

Compensation and Human Resources Committee

Our Board of Directors formed the Compensation and Human Resources Committee to review compensation practices applicable company-wide, to administer our employee benefits, stock option and incentive plans, to review and make recommendations to the Board of Directors with respect to all senior management compensation and benefit matters, including our principal executive officer’s compensation, and to review and make recommendations to the Board of Directors with respect to director compensation. In this proxy statement, we sometimes refer to the Compensation and Human Resources Committee as the Compensation Committee. Dr. Constantine (Chairperson) and Messrs. Jaeger and Savage are the current members of the Compensation Committee. During 2012, the Compensation Committee held 12 meetings, six of which included an executive session of the committee. Our Chief Executive Officer attended certain meetings during 2012; however, he did not attend any executive sessions or any meeting where his compensation was determined. As discussed below, the Compensation Committee’s compensation consultant attended all or a portion of certain meetings, including executive sessions.

Our Compensation Committee operates pursuant to a written charter, a copy of which is available in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com. The chairperson of the Compensation Committee, with input from the Chief Executive Officer and Committee members, sets the Committee’s agenda and schedules Committee meetings. The Compensation Committee has budgetary authority to retain independent legal, compensation practice and other advisors as it deems necessary or appropriate to carry out its responsibilities.

The Compensation Committee may delegate, pursuant to predetermined and approved guidelines, to one or more executive officers, the power to grant time vested options to employees of Savient who are not directors or executive officers. The Compensation Committee has delegated this authority only to our Chief Executive Officer.

The Compensation Committee is composed entirely of independent directors as determined by our Board of Directors with reference to Nasdaq rules and the rules of the SEC. The Compensation Committee establishes and administers an overall compensation program for our executive officers that is intended to support our commitment to enhancing stockholder value by attracting and retaining high-performing executives and motivating them to achieve our objectives. The Compensation Committee reviews and recommends to the Board of Directors for approval all elements of compensation for our principal executive officer and our other executive officers. The Compensation Committee specifically reviews and recommends to the Board of Directors for approval the salary, annual non-equity incentive awards (which take the form of cash bonuses) and long-term equity incentive compensation and any other benefits for our executive officers. The Compensation Committee also reviews and approves, subject to the ratification of the Board of Directors, the performance measures in the annual and long-term incentive plans for our executive officers, as well as the compensation and long-term incentive policies applicable to all of our employees.

Role of Chief Executive Officer in Compensation Decisions. Our chief executive officer annually reviews the performance of each named executive officer (other than himself, whose performance is reviewed by the Compensation Committee and the Board of Directors), and in particular, each named executive officer’s contributions to the achievement of the various components of the Company’s financial, operational and commercial goals and the Company’s strategic objectives. The Compensation Committee then considers his recommendations with respect to each named executive officer.

Compensation Consultant. To assist the Compensation Committee in assessing our compensation program, the Compensation Committee may engage independent consulting firms. Such compensation consultants report directly to the Compensation Committee, and the Compensation Committee has the sole authority to retain and dismiss the compensation consultants. Since August 2007, the Compensation Committee has utilized the services of Radford, an Aon Hewitt consulting company, to provide advice on compensation practices and total compensation levels, data on compensation levels for similar positions at comparable companies and expertise on compensation strategy and program design. Radford representatives regularly prepare materials for discussion at Compensation Committee meetings, and they are frequently invited to attend such meetings. The Compensation Committee has assessed the independence of Radford pursuant to rules of the Securities and Exchange Commission, or SEC, and concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Compensation Committee.

Other Committees

In addition to the standing committees discussed above, our Board of Directors from time to time may form temporary advisory committees consisting of one or more directors to review and advise the Board of Directors on specific issues. Our Board of Directors may compensate these directors on a case-by-case basis for service on these advisory committees, based on the amount of work involved.

Board Role in Risk Oversight

The Board is responsible for overseeing management and the business affairs of the Company, which includes the oversight of risk. Our management is responsible for risk management on a day-day basis. The role of our Board and its committees is to oversee the risk management activities of management. The Board’s goals include helping to ensure that Savient continues as a successful business, to optimize our financial returns in light of the business risks we face, to increase stockholder value over time, and to protect the interests of all of our stockholders. Like all companies, we face a variety of risks, both internal and external, and many factors work simultaneously to affect our overall business risk. The Board works within a climate of respect and candor, fostering a culture of open dialog between Board members and senior management. The Board fulfills this oversight responsibility by:

•	maintaining a governance framework, or “tone at the top,” that describes broad areas of responsibility and includes appropriate checks and balances for effective decision making and approvals;

•	making effective decisions that set the proper tone, character, and strategic direction for the Company;

•	ensuring that senior management carry out their responsibilities; and

•	holding the appropriate persons accountable for the execution of the strategic plan.

The Board administers its risk oversight function directly and through the Audit and Finance Committee, which receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic risks. The Audit and Finance Committee receives these reports from the appropriate member of senior management to enable it to understand our risk exposure, risk management and risk mitigation strategies. When the Audit and Finance Committee receives the report, the chair of the Audit and Finance Committee reports on the discussion to the full Board during the next Board meeting. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit and Finance Committee regularly reviews our policies with respect to risk assessment and risk management.

The Board recognizes that our business risk is not static, and that it is not possible to mitigate all risk and uncertainty all of the time. However, comprehensive knowledge of the Company’s many elements of risk provides the Board proper oversight perspective with senior management in managing the material risks we face.

Board Leadership Structure

Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that the roles of Chairman of the Board and Chief Executive Officer should be separated at the current time. Accordingly, our Board has appointed Mr. Jaeger, an independent director, as the Chairman of our Board of Directors. Mr. Jaeger’s duties as Chairman of the Board include the following:

•	Chairing meetings of the independent directors in executive session.

•	Meeting with any director who is not adequately performing his or her duties as a member of our Board or any committee.

•	Facilitating communications between other members of our Board and the Chief Executive Officer.

•	Preparing or approving the agenda for each Board meeting.

•	Determining the frequency and length of Board meetings and recommending when special meetings of our Board should be held.

•	Reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our Board.

Our Board decided to separate the roles of Chairman and Chief Executive Officer because it believes that leadership structure offers the following benefits:

•	Increasing the independent oversight of the Company and enhancing our Board’s objective evaluation of our Chief Executive Officer.

•	Freeing the Chief Executive Officer to focus on Company operations instead of Board administration.

•	Providing the Chief Executive Officer with an experienced sounding board.

•	Providing greater opportunities for communication between stockholders and our Board.

•	Enhancing the independent and objective assessment of risk by our Board.

•	Providing an independent spokesman for our Company.

EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officers, or NEOs, as of December 31, 2012 and currently are Louis Ferrari, our President and Chief Executive Officer, Richard Crowley, our Executive Vice President and Chief Operating Officer, and Kenneth Bahrt, M.D., our Senior Vice President and Chief Medical Officer. In this section we also provide information with respect to the persons who formerly served as our principal executive officer during 2012, including John H. Johnson, who resigned on January 31, 2012, and David Y. Norton, one of our directors who served as Interim Chief Executive Officer from February 2012 until the appointment of Mr. Ferrari in July 2012.

Summary Compensation Table

The following table sets forth information concerning compensation awarded to our NEOs during or for the years ended December 31, 2012 and 2011.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(9)	Total
Louis Ferrari	2012	471,955		378,125	700,600		261,366		223,125		11,250	2,046,421
President and Chief Executive Officer	2011	278,333		—	399,200		620,000		75,000		11,000	1,383,533
Richard Crowley	2012	425,000		378,125	565,000		212,365		174,038		11,250	1,765,778
Executive Vice President and Chief Operating Officer	2011	283,333	(4)	—	756,000		430,500		85,000	(4)	—	1,554,833
Kenneth M. Bahrt, MD	2012	400,000		171,875	339,000		207,765		156,000		28,175	1,302,815
Senior Vice President and Chief Medical Officer Former Executive Officers	2011	166,667	(5)	100,000	350,000		772,915		50,000	(5)	12,222	1,451,804
John H. Johnson	2012	50,000		—	—		—		—		1,000	51,000
Former Chief Executive Officer	2011	552,308	(6)	—	4,891,900	(7)	3,335,500	(7)	—		11,000	8,790,708
David Norton	2012	266,154	(8)	—	—		—		—		—	266,154
Former Interim Chief Executive Officer

(1)

Reflects retention bonuses granted and earned in 2012. In February 2012, following the unanticipated resignation of our then CEO, John H. Johnson, and in order to secure the retention of certain executives key to the functioning of our organization and prevent any disruption to the strategic development of the Company, each of Messrs. Ferrari and Crowley and Dr. Bahrt was granted a retention award of $550,000, $550,000 and $250,000, respectively. These retention awards vest and will be paid as to 50% of the award on each of February 1, 2013 and February 1, 2014, provided the executive remains employed by the Company on these dates. The 2012 amount for Mr. Ferrari also reflects a contingent cash award, for which the grant date fair value was $0 based on the probability of achieving the performance conditions. At the maximum level of performance, this contingent cash award of $1,300,000 will vest and become payable for up to 200% upon the satisfaction of market performance conditions specified in his employment agreement. The 2011 amount for Dr. Bahrt represents a cash sign-on bonus received upon hire in 2011.

(2)

The amounts reflected in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of the awards as computed in accordance with the Financial Accounting Standards Board, or FASB,

Accounting Standards Codification, or ASC, Topic 718, Stock-Based Compensation. The assumptions used in the calculations of these amounts are included in footnote 13 to our Annual Report on Form 10-K filed with the SEC on April 1, 2013.

The amounts reflected in the “Stock Awards” and “Option Awards” columns include stock options and restricted stock awards that contain performance conditions, which we refer to as performance awards, granted in 2012. The grant date fair values of these performance awards included in the above table, based on the probable outcomes of the performance conditions were: Mr. Ferrari: $27,692; Mr. Crowley: $46,000 and Dr. Bahrt: $41,400. At the maximum level of performance under the terms of the award, the estimated value of the awards for Mr. Ferrari, Mr. Crowley and Dr. Bahrt would be $46,000, $46,000 and $46,000 respectively. Subsequent to the grant date $18,308 and $4,600 of grant date fair value noted above for Mr. Ferrari and Dr. Bahrt, respectively, was forfeited as the performance targets pursuant to each award were not met.

The amounts in the “Stock Awards” and “Option Awards” columns also reflect performance awards granted in 2011. The grant date fair values of these performance awards included in the above table, based on the probable outcomes of the performance conditions were: Mr. Ferrari: $0; Mr. Crowley: $0 and Dr. Bahrt: $0. At the maximum level of performance under the terms of the award, the estimated value of the awards for Mr. Crowley and Dr. Bahrt would be $428,500 and $68,000, respectively. Subsequent to the grant date 50%, or $214,250, of the grant date fair value noted above for Mr. Crowley’s award, and 100% of Dr. Bahrt’s award, or $68,000, became exercisable upon achievement of marketing approval for KRYSTEXXA in the European Union. Also subsequent to the grant date 50%, or $214,250, of the grant date fair value noted above for Mr. Crowley’s award was forfeited as the performance targets pursuant to the award were not met.

(3)

Non-equity incentive plan compensation includes cash incentive awards earned by each NEO based on the Board of Director’s evaluation of the NEO’s performance against various components of the Company’s previously determined financial, operational and commercial goals. Non-equity incentive awards for 2012 and 2011 were paid in March of 2013 and 2012 respectively.

(4)	Mr. Crowley joined the company on April 30, 2011. The value of his annual salary and non-equity incentive plan compensation was pro-rated for the portion of 2011 that he was employed by us.
(5)	Dr. Bahrt joined the company on July 31, 2011. The value of his annual salary and non-equity incentive plan compensation was pro-rated for the portion of 2011 that he was employed by us.
(6)	Mr. Johnson joined the company on January 31, 2011. The value of his annual salary was pro-rated for the portion of 2011 that he was employed by us.
(7)

Mr. Johnson resigned as our Chief Executive Officer and President on January 31, 2012. As a result of his resignation Mr. Johnson forfeited $4,430,400 of the $4,891,900 grant date fair value noted above in the Stock Awards Column for 2011and 100% of the 3,335,500 of the grant date fair value noted above in the Option Awards Column for 2011.

(8)

Mr. Norton served as our Interim Chief Executive Officer from February 2012 to July 2012. While serving as our Interim Chief Executive Officer, Mr. Norton did not receive compensation as a director. The compensation that Mr. Norton received during 2012 as a director of the Company is reflected in the Director Summary Compensation Table.

(9)	Categories and values of awards reported in the All Other Compensation column are set forth in the following table:

Name Executive Officer	Year	Relocation Expenses	Employer Match	Other Payments	Tax Gross-Up of Relocation Expenses	Total
Louis Ferrari	2012	—	11,250	—	—	11,250
	2011	—	11,000	—	—	11,000
Richard Crowley	2012	—	11,250	—	—	$11,250
	2011	—	—	—	—	$0
Kenneth M. Bahrt, MD	2012	$9,910	11,250	—	$7,015	$28,175
	2011	$7,156	—	—	$5,066	$12,222

Former Executive Officers
John H. Johnson	2012	—	$1,000	—	—	$1,000
	2011	—	$11,000	—	—	$11,000
David Norton	2012	—	$—	$—	—	$0
	2011	—	$—	$—	—	$0

Outstanding Equity Awards at Fiscal Year Ended December 31, 2012

The following table includes information with respect to unexercised options and restricted stock held by each of our NEOs for the fiscal year ended December 31, 2012:

	Option Awards							Stock Awards
Name	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(A)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(A)
Louis Ferrari	—	150,000	(1)	—		0.56	7/9/2022	310,000	(7)	325,500	22,500	(8)	23,625
	37,500	112,500	(2)	—		0.56	7/9/2022	—		—	—		—
	—	—		100,000	(3)	2.26	2/1/2022	—		—	—		—
	—	—		100,000	(4)	2.26	2/1/2022	—		—	—		—
	32,500	—		67,500	(5)	9.98	2/21/2021	—		—	—		—
	—	—		50,000	(6)	9.98	2/21/2021	—		—	—		—
Richard Crowley	—			100,000	(3)	2.26	2/1/2022	250,000	(7)	262,500	—		—
	—			100,000	(4)	2.26	2/1/2022	62,500	(11)	65,625	—		—
	18,750	31,250	(9)	—		11.62	4/30/2021	—		—	—		—
	—	50,000	(10)	—		11.62	4/30/2021	—		—	—		—
Kenneth M. Bahrt, MD				100,000	(3)	2.26	2/1/2022	150,000	(7)	157,500
				100,000	(4)	2.26	2/1/2022	34,375	(14)	36,094
	46,875	103,125	(12)	—		7.00	7/31/2021	—		—	—		—
	—	50,000	(13)	—		7.00	7/31/2021	—		—	—		—
Former Executive Officers
John H. Johnson (15)	—	—		—		—	—	—		—	—		—
David Norton (16)	—	—		—		—	—	—		—	—		—

(A)	The market value of stock awards is based on the closing price of our common stock on December 31, 2012 (the last business day of our completed fiscal year) which was $1.05 per share.
(1)

Represents a time-vested stock option award granted to Mr. Ferrari as a result of his promotion to President and CEO on July 9, 2012. 75,000 options become exercisable on the first anniversary of the grant date and the remaining 75,000 option become exercisable on the second anniversary of the grant date.

(2)

Represents a market-based stock option grant, which will vest and become exercisable upon the achievement of specific pre-determined share price performance criteria set forth in his employment agreement. In the event that any of these performance conditions are not met on or before the second anniversary of Mr. Ferrari’s promotion date, July 9, 2012, then the portion of the stock option related to such performance condition shall lapse and no longer be outstanding.

(3)	Represents time-vested stock options granted under our Incentive Plan. 25% of these shares vest at the end of each one year anniversary until the fourth anniversary.
(4)

Represents a performance-based stock option award made under our Incentive Plan based on sales targets, various strategic objectives and Company performance metrics. As noted above in the Summary compensation table Mr. Ferrari subsequently forfeited $18,308 of grant date fair value related to this award as the performance targets relating to this portion of the award were not met.

(5)	Represent stock options that vest at a rate of 25% on each of the first four anniversaries of the date of grant pursuant to our 2004 inventive plan.
(6)

Represents a performance-based stock option award made under our 2004 Incentive Plan. 50% of the options vest upon a 2011 sales target and 50% vest based on a 2013 sales target. 50% of these shares were forfeited in 2012 as the 2011 sales target was not met.

(7)

2012 Retention Awards. In order to secure the retention of certain executives key to the functioning of our organization and prevent any disruption to the strategic development of the Company, each of Messrs. Ferrari and Crowley and Dr. Bahrt, was granted a retention award of time-vested restricted stock, which vests as to 50% of the award on each of February 1, 2013 and February 1, 2014.

(8)	Represent restricted stock awards that vest at rates of one third of the shares on each of the first three anniversaries of the date of grant pursuant to our 2004 incentive plan.
(9)

Represents a time-vested stock option inducement grant made pursuant to the NASDAQ inducement grant exception. 12,500 options vest on the first anniversary of the grant date (employment date) and 3,125 options vest at the end of each successive three-month period until the fourth anniversary of the grant date.

(10)

Represents a performance-based stock option inducement grant made pursuant to the NASDAQ inducement grant exception. 50% of the option vest upon the approval of the Marketing Authorization Application, or the MAA, for KRYSTEXXA in the EU, and 50% vest based on FDA approval of our secondary source supplier of KRYSTEXXA. 50% of these shares were subsequently forfeited in 2013 as the secondary source supplier objective was not met.

(11)

Represents a time-vested restricted stock award made under our Incentive Plan. 25,000 shares vest on the first anniversary of the grant date (employment date), and 6,250 shares vest at the end of each successive three-month period following the first anniversary until the fourth anniversary of the grant date.

(12)

Represents a time-vested stock option award made under our Incentive Plan 37,500 options vest on the first anniversary of the grant date (employment date) and 9,375 options vest at the end of each successive three-month period following the first anniversary until the fourth anniversary of the grant date.

(13)

Represents a performance-based stock option award made under our Incentive Plan. 100% of the options vest upon the filing of our MAA in the EU. The shares pursuant to this performance grant became exercisable in 2013 as the performance target was met.

(14)

Represents a time-vested restricted stock award made under our Incentive Plan. 25,000 shares vest on the first anniversary of the grant date (employment date) and as to an additional 6,250 shares at the end of each successive three-month period following the first anniversary until the fourth anniversary of the grant date.

(15)	Mr. Johnson resigned as our Chief Executive Officer and President on January 31, 2012.
(16)

Mr. Norton served as our Interim Chief Executive Officer from February 2012 to July 2012. As a director of the Company, Mr. Norton’s share ownership is reflected in the Director Summary Compensation Table and Security Ownership of Certain Beneficial Owners and Management.

Employment Agreements and Potential Payments upon Termination or Change in Control

Each of our current NEOs and Mr. Johnson entered into an employment agreement with us. Each employment agreement sets forth, among other things, the NEO’s base salary at the time the agreement was entered into, non-equity incentive award opportunities, and entitlement to participate in our benefit and equity incentive award plans. Except as provided below, each of the employment agreements is for an initial three-year term and is automatically renewable for additional one-year terms unless either we or the NEO gives notice of non-renewal at least 90 days prior to the expiration date of the employment agreement.

The employment agreements provide that each NEO will be entitled to participate in each employee benefit plan maintained by us, including participation in our incentive plans, and to receive specified payments and benefits upon the termination of the NEO’s employment. The NEO’s rights upon a termination of his employment depend upon the circumstances of the termination. These rights and the definition of “Change in Control,” as used in the employment agreements, is set forth below.

In connection with his promotion to President and Chief Executive Officer in July 2012, Mr. Ferrari entered into an amended and restated employment agreement with us that has an initial two-year term and is automatically renewable for additional one-year terms, unless either we or Mr. Ferrari gives notice of non-renewal at least 60 days prior to the expiration date. The agreement provides for, among other things, an annual base salary of no less than $500,000 per year and participation in the Company’s short-term incentive bonus program with a target of 65% of base salary (pro-rated for partial year service in 2012). Mr. Ferrari’s base salary of $500,000 has been maintained at the same level for 2013. In the event we terminate Mr. Ferrari’s employment at any time for any reason other than Cause, as defined in his employment agreement, or if Mr. Ferrari terminates his employment with us at any time for Good Reason, as defined in his employment agreement, we are required to pay Mr. Ferrari a payment equal to 1.5 times his annual base salary and his targeted annual non-equity incentive award in periodic payments in accordance with our payroll policies. In addition, Mr. Ferrari will receive continuation of medical, life and disability insurance and similar benefits for 24 months. However, Mr. Ferrari will receive only 1 times his salary and targeted annual non-equity incentive award if he terminates his employment for Good Reason prior to July 9, 2013, and Mr. Ferrari will receive 2.0 times his salary and his targeted annual non-equity incentive award if within 12 months following a Change in Control we terminate Mr. Ferrari for any reason other than Cause, death or disability, or fail to renew his employment agreement (if it would otherwise have expired during the period), or Mr. Ferrari terminates his employment for Good Reason or we or any successor materially breaches any material provision of his employment agreement. In addition, Mr. Ferrari will receive continuation of medical, life and disability insurance and similar benefits for 30 months.

In April 2011, Mr. Crowley entered into an employment agreement with us that provides for, among other things, an annual base salary of no less than $425,000 per year and participation in the Company’s short-term incentive bonus program with a target of 52.5% of base salary (pro-rated for partial year service in 2011). Mr. Crowley’s base salary of $425,000 has been maintained at the same level for 2013. In the event that we terminate Mr. Crowley’s employment at any time for any reason other than Cause, as defined in his employment agreement, or if Mr. Crowley terminates his employment with us at any time for Good Reason, as defined in his employment agreement, we are required to pay Mr. Crowley a payment equal to his annual base salary and his targeted annual non-equity incentive award in periodic payments in accordance with our payroll policies. In addition, Mr. Crowley will receive continuation of medical, life and disability insurance and similar benefits for 24 months. However, Mr. Crowley will receive 1.5 times his salary and his targeted annual non-equity incentive award if within 12 months following a Change in Control we terminate Mr. Crowley for any reason other than Cause, death or disability, or fail to renew his employment agreement (if it would otherwise have expired during the period), or Mr. Crowley terminates his employment for Good Reason or we or any successor materially breaches any material provision of his employment agreement. In addition, Mr. Crowley will receive continuation of medical, life and disability insurance and similar benefits for 30 months.

In July 2011, Dr. Bahrt entered into an employment agreement with us that provides for, among other things, an annual base salary of no less than $400,000 per year and participation in the Company’s short-term incentive bonus program with a target of 50% of base salary (pro-rated for partial year service in 2011). Dr. Bahrt’s base salary of $400,000 has been maintained at the same level for 2013. In the event that we terminate Dr. Bahrt’s employment at any time for any reason other than Cause, as defined in his employment agreement, or if Dr. Bahrt terminates his employment with us at any time for Good Reason, as defined in his employment agreement, we are required to pay Dr. Bahrt a payment equal to his annual base salary and his targeted annual non-equity incentive award in periodic payments in accordance with our payroll policies. In addition, Dr. Bahrt will receive continuation of medical, life and disability insurance and similar benefits for 24 months. However, Dr. Bahrt will receive 1.5 times his salary and his targeted annual non-equity incentive award if within 12 months following a Change in Control we terminate Dr. Bahrt for any reason other than Cause, death or disability, or fail to renew his employment agreement (if it would otherwise have expired during the period), or Dr. Bahrt terminates his employment for Good Reason or we or any successor materially breaches any material provision of his employment agreement. In addition, Dr. Bahrt will receive continuation of medical, life and disability insurance and similar benefits for 30 months.

In February 2012, following the unanticipated resignation of our then CEO, John H. Johnson, and in order to secure the retention of certain executives key to the functioning of our organization and prevent any disruption to the strategic development of the Company, each of Messrs. Ferrari and Crowley and Dr. Bahrt was granted a retention award of cash and time-vested restricted stock as described in the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year Ended December 31, 2012. Both elements of these awards vest and will be paid as to 50% of the award on each of February 1, 2013 and February 1, 2014, provided the executive remains employed by the Company on these dates. The cash portion of this award accelerates in full upon a Change in Control of the Company or the NEO’s termination without Cause, and the restricted stock portion of this award generally accelerates in full upon a Change in Control of the Company or the NEO’s termination without Cause or for Good Reason.

As Mr. Johnson voluntarily resigned from the Company on January 31, 2012, we were required to pay his base salary and accrued and unused vacation days through the date of termination. Pursuant to the terms of his employment agreement, Mr. Johnson would have been entitled to, although he did not receive, the following severance payments had he remained employed with our company: in the event that we terminated Mr. Johnson’s employment at any time for any reason other than Cause, as defined in his employment agreement, or if Mr. Johnson terminated his employment with us at any time for Good Reason, as defined in his employment agreement, we were required to pay Mr. Johnson a payment equal to two times his annual base salary and targeted annual non-equity incentive award in periodic payments in accordance with our payroll policies. In addition, Mr. Johnson would have received continuation of medical, life and disability insurance and similar benefits for 24 months. However, Mr. Johnson would have received 2.5 times his annual base salary and his targeted annual non-equity incentive award if within 12 months following a Change in Control we terminated Mr. Johnson’s employment for any reason other than Cause, death or disability, or failed to renew his employment agreement (if it would otherwise have expired during the period), or Mr. Johnson terminated his employment for Good Reason or we or any successor materially breached any material provision of his employment agreement. In addition, Mr. Johnson would have received continuation of medical, life and disability insurance and similar benefits for 30 months. In the event of a Change in Control, Mr. Johnson would have received a “success bonus” ranging between $1.5 million and $4 million dollars based on the sale price per share and the timing of the Change in Control.

Mr. Norton did not enter into an employment agreement with us. Instead, Mr. Norton was provided an annual base salary of $600,000, prorated for the period between February 2012 and July 2012 that he served as Interim Chief Executive Officer of the Company.

Pursuant to their employment agreements, each of our current NEOs agreed pursuant to the terms of his employment agreement that a specified amount to which he is entitled will be withheld by us for 6 months following the termination of his employment agreement to ensure compliance with the non-solicitation and non-competition covenants of his employment agreement, except that there is no such withholding if the termination is within 24 months of a Change in Control. Following the termination of employment of any of our current NEOs, for any reason other than for Cause, we will reimburse the NEO for the costs of all outplacement services obtained by him for two years from the termination of his employment with us, up to a maximum of $100,000.

Additionally, upon a termination in connection with a Change in Control, all options, restricted stock and performance shares held by our current NEOs shall immediately vest. In the event we terminate Mr. Crowley or Dr. Bahrt’s employment without Cause, or either of them terminates his employment for Good Reason, all of his time-vested restricted stock and stock options shall immediately vest. In the event we terminate Mr. Ferrari’s employment without Cause, or if he terminates his employment for Good Reason, all of his time-based equity awards granted prior to July 9, 2012 shall immediately vest, and all time-based equity awards granted to Mr. Ferrari on or after July 9, 2012 which would have vested within 12 months of Mr. Ferrari’s termination without Cause or for Good Reason shall immediately vest.

Pursuant to their employment agreements, each of our current NEOs agreed that during the term of his respective employment agreement and for six months thereafter he will not compete with us. In addition, each of our current NEOs agreed that during the term of his respective employment agreement and for 12 months thereafter he will not solicit our employees. These covenants terminate if, following a Change in Control, we terminate the NEO’s employment without Cause or if the NEO terminates his employment for Good Reason.

For purposes of the employment agreements, a “Change in Control” shall be deemed to occur as of the first day that any one or more of the following conditions is satisfied:

(a)

any consolidation or merger in which we are not the continuing or surviving entity or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than (i) a merger of Savient in which the holders of our common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) a consolidation or merger that would result in our voting securities outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the continuing or surviving entity immediately after such consolidation or merger and that would result in the members of the Board of Directors immediately prior to such consolidation or merger (including for this purpose any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members) constituting a majority of the board (or equivalent governing body) of the continuing or surviving entity immediately after such consolidation or merger;

(b)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all our assets, subject to certain exceptions;

(c)	our stockholders approve any plan or proposal for our liquidation or dissolution;

(d)

any person shall become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 35% or more of our outstanding common stock other than pursuant to a plan or arrangement entered into by such person and us; or

(e)

during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of the Board of Directors unless the election or nomination for election by our stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and other officers whose compensation is required to be disclosed to the company’s stockholders under the Securities Exchange Act of 1934, as amended, by reason of being the three most highly compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, our compensation program is designed to reward executives for the achievement of our performance objectives. The stock plan is designed in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, compensation attributable to awards granted under the plans may not be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee considers it important to retain flexibility to design compensation programs that are in the best interest of us and our stockholders and, to this end, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when the Compensation Committee believes that compensation is appropriate and in the best interests of us and our stockholders, after taking into consideration changing business conditions and performance of our employees.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans by type as of December 31, 2012.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1),(2),(3)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
Equity compensation plans approved by security holders(1)(2)(3)	4,479,055	$4.91	2,461,620
Equity compensation plans not approved by security holders(4)	500,000	4.66	—
Total	4,979,055	$4.88	2,461,620

(1)

Includes all outstanding time-vested and performance-based stock options awarded under our 2004 and 2011 Incentive Plans, granted to NEOs, non-executive employees and members of our Board of Directors.

(2)	Excludes 1,991,410 shares of time-vested restricted stock and 5,525 shares of performance-based restricted stock that were unvested and not forfeited as of December 31, 2012.
(3)

Under our 1998 Employee Stock Purchase Plan, as amended, participants are granted the right to purchase our common stock on certain dates within a pre-determined purchase period at 85% of our stock price on the first or last day of the period, whichever is lower. Accordingly, the number of shares to be issued in connection with this plan is indeterminable.

(4)	Represents time-vested and performance-based stock option inducement grants made pursuant to the NASDAQ inducement grant exception.

DIRECTOR COMPENSATION

We refer to our directors who are neither executive officers nor employees of Savient or our subsidiaries as our outside directors. Only outside directors receive remuneration for their service on the Board of Directors or any committee.

Equity-Based Compensation

Each of our outside directors, with the exception of our Chairman, is granted annually on the day of our annual meeting of stockholders the number of shares of time-vested restricted stock or restricted stock units, at the director’s election, having an aggregate fair market value of $40,000 based on the closing price of our common stock as quoted by The Nasdaq Global Market on the date of grant. The time-vested restricted stock grants vest quarterly on each of the three-month anniversaries of the annual meeting, with the final portion vesting on the earlier of the end of the final three-month period or the date of that year’s annual meeting. Restricted stock units vest one year from the date of grant and are deferred at the director’s election. Additionally, each outside director, with the exception of the Chairman, is granted annually on the day of our annual meeting of stockholders the number of options to purchase shares of our common stock having an aggregate Black-Scholes value of $40,000 based on the closing price of our common stock as quoted by The Nasdaq Global Market on the date of grant. The options vest quarterly on each of the three-month anniversaries of the annual meeting, with the final portion vesting on the earlier of the end of the final three-month period or the date of that year’s annual meeting. Directors may exercise vested options during the six-month period following termination of Board service, except following death, in which case the exercise period is one year; provided, however, that directors who have served on the Board for five or more years may exercise vested options up to the expiration of the term of such options.

Cash Compensation

Each of our outside directors, with the exception of our Chairman, receives $20,000 annually in cash, and a fee of $1,500 for each Board meeting attended in person and $1,000 for each meeting attended by telephone. Members of our Compensation Committee and our Nominating and Corporate Governance Committee, other than the chairpersons, are paid $5,000 annually, and each chairperson of these committees is paid $10,000 annually. Members of the Audit and Finance Committee, other than the chairperson, are paid $7,500 annually, and the chairperson is paid $15,000 annually. Each committee member and committee chairperson receives a fee of $1,500 for each committee meeting attended in person and $1,000 for telephonic attendance, even if held on the same day as a meeting of the Board of Directors. All annual cash compensation amounts paid to outside directors are paid in quarterly installments, and all directors are reimbursed for their expenses in connection with attendance at Board and committee meetings.

Chairman Compensation

Our Chairman is granted annually on the day of our annual meeting of stockholders the number of shares of time-vested restricted stock or restricted stock units having an aggregate fair market value of $80,000 based on the closing price of our common stock as quoted by The Nasdaq Global Market on the date of grant. The time-vested restricted stock award vests quarterly on each of the three-month anniversaries of the annual meeting, with the final portion vesting on the earlier of the end of the final three-month period or the date of that year’s annual meeting. Restricted stock units vest one year from the date of grant and are deferred at the director’s election. Additionally, our Chairman is granted annually on the day of our annual meeting of stockholders the number of options to purchase shares of our common stock having an aggregate Black-Scholes value of $80,000 based on the closing price of our common stock as quoted by The Nasdaq Global Market on the date of grant. The options vest quarterly on each of the three-month anniversaries of the annual meeting, with the final portion vesting on the earlier of the end of the final three-month period or the date of that year’s annual meeting. Our Chairman also receives $43,000 annually in cash, paid quarterly in arrears, and a fee of $2,000 for each Board of Directors meeting attended in person and $1,500 for telephonic attendance. Our Chairman is also the chairman of the Audit and Finance Committee and a member of the Compensation Committee, and is an ex-officio member of the Nominating and Corporate Governance Committee. He is entitled to compensation for his attendance at committee meetings on which he serves, but not for his attendance at any other committee meetings.

Minimum Stock Holding Requirements

Our Corporate Governance Guidelines provide for a minimum stock ownership policy for non-employee members of our Board, with minimum ownership levels equal to two times the cash retainer paid to directors, whether paid in cash or shares and options, based on the closing price of our common stock on December 8, 2006, to be achieved within three years of the director’s joining the Board.

The table below summarizes the compensation paid by us to directors for the fiscal year ended December 31, 2012.

Director Summary Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Ginger Constantine	71,786	40,000	40,000	—	151,786
David Meeker	—	—	—	—	—
Robert Savage	—	18,411	18,411	—	36,822
Stephen Jaeger	119,000	80,000	80,000	—	279,000
Virgil Thompson	71,500	40,000	40,000	—	151,500
David Norton	29,958	34,740	34,740		99,438

Former Directors(5)
Alan Heller	37,786	—	—	—	37,786
Lee Simon	42,500	40,000	40,000	—	122,500
William Owen	55,786	40,000	40,000	—	135,786

(1)	Reflects the grant date fair values of the restricted stock units, restricted stock and performance restricted share awards in accordance with ASC 718 for awards granted in 2012.
(2)

As of December 31, 2012, each director had outstanding, the following numbers of restricted stock shares or units under our 2011 and 2004 Incentive Plans: Dr. Constantine: 49,382 units; Mr. Savage: 16,149 shares; Mr. Jaeger: 98,765 units; Mr. Thompson: 24,691 shares; Mr. Norton: 62,035 units, and Dr. Owen: 24,691 shares.

(3)

Reflects the grant date fair values of the stock options in accordance with ASC 718 for awards granted in 2012 pursuant to the 2011 Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 13 to our Annual Report on Form 10-K filed with the SEC on April 1, 2013.

(4)

As of December 31, 2012, each director had outstanding, the following numbers of options to purchase shares of our common stock awarded under the 2004 Incentive Plan: Dr. Constantine: 88,727 shares; Mr. Savage: 21,031 shares; Mr. Jaeger: 298,233 shares; Mr. Thompson: 188,056 shares; Mr. Norton: 86,405 shares; Dr. Simon: 99,285 shares and Dr. Owen: 79,233 shares.

(5)	Mr. Heller’s term expired at the 2012 annual meeting on May 22, 2012. Drs. Simon and Owen resigned from the Board on December 28, 2012 and January 6, 2013, respectively.

PROPOSAL 2

NON-BINDING (ADVISORY) VOTE TO APPROVE EXECUTIVE

COMPENSATION

This proposal gives stockholders of the Company the opportunity to express their views on the compensation paid to our named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). While this vote is non-binding and advisory in nature, the Board of Directors intends to carefully consider any significant negative stockholder vote resulting from the proposal to better understand the concerns that influenced the vote. We currently hold an advisory vote to approve the compensation paid to our executive officers on an annual basis. The Company will next hold an advisory vote on the frequency of future executive compensation advisory votes at the 2017 annual meeting of stockholders.

The Board has developed the executive compensation program that is described more fully in the “Executive Compensation” section of this proxy statement and the related tables and narrative disclosure. The program promotes a performance-based culture and aligns executives’ interests with those of stockholders by linking a substantial portion of compensation to the Company’s performance. It balances short- and long-term compensation features to encourage the achievement of annual goals and objectives while also rewarding executives for production of value for the Company’s stockholders over the long term. The program is also designed to attract and retain highly talented executives who are critical to the successful implementation of the Company’s strategy.

More specifically:

•	A substantial portion of compensation should be performance-based;

•	A substantial portion of compensation should be delivered in the form of equity awards;

•	Our compensation program should enable us to compete for talented executives; and

•	The Compensation and Human Resources Committee carefully reviews executive compensation practices and has implemented a compensation program that:

•	Helps the Company reach its short-term and long-term strategic objectives;

•

Bases annual compensation decisions on an assessment of each executive’s achievement of qualitative and quantitative goals that are critical for the creation of long-term stockholder value and the overall Company performance; and

•	Avoids perquisites that exceed levels customary to the markets in which executives reside.

For the reasons discussed above, the Board recommends that stockholders approve the executives’ compensation by approving the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Securities and Exchange Commission rules, including the compensation tables and the accompanying narrative disclosure in this proxy statement.”

The Board of Directors recommends that stockholders vote “FOR” the approval of the resolution set forth above.

PROPOSAL 3

AMENDMENT TO THE COMPANY’S 2011 INCENTIVE PLAN

On March 5, 2013, our Board of Directors, upon the recommendation of the Compensation Committee, approved an amendment to our 2011 Incentive Plan (the “2011 Plan”), subject to stockholder approval. The amendment (the “Plan Amendment”) would increase the number of shares authorized for issuance under the 2011 Plan by 7,500,000 shares. A copy of the Plan Amendment is attached to this proxy statement as Appendix A.

We are asking stockholders to approve the Plan Amendment. Apart from the Plan Amendment, no other terms or conditions of the 2011 Plan will change.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel and that our stock-based compensation programs have been integral to achieving that end and will continue to be integral to our ability to do so in the future. Accordingly, the Board of Directors believes adoption of the Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the Plan Amendment.

Background and Purpose of the Plan Amendment

On May 24, 2011, the stockholders of the Company approved the 2011 Plan, which authorized the issuance of up to 7,750,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2011 Plan. As of March 31, 2013, there were 913,050 shares available for future issuance under the 2011 Plan (before giving effect to the proposed 7,500,000 share increase and assuming that outstanding performance awards are earned at their target level and no forfeitures or cancellations of existing awards occur).

We believe that the 2011 Plan plays a key role in our ability to attract and retain individuals who can contribute to the Company’s performance. Companies like Savient have historically used incentive plans as an important part of recruitment and retention packages. We compete directly with other companies for experienced personnel and believe that we must be able to offer comparable packages to attract the caliber of individuals necessary to our business. Our Board of Directors and Compensation Committee have determined that increasing the number of shares authorized for issuance under the 2011 Plan continues to align the needs of our employees with the interests of our stockholders.

Approval of the Plan Amendment shall also constitute reapproval of the 2011 Plan as amended, and the performance criteria, for purposes of Rule 162(m) of the Internal Revenue Code.

Description of the 2011 Incentive Plan

The following is a brief summary of the 2011 Plan. The following summary is qualified in its entirety by reference to the 2011 Plan, a copy of which is attached as Appendix B to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov) or from our website (www.savient.com). In addition, a copy of the 2011 Plan may be obtained from the Secretary of the Company.

Shares Available for Award

If the Plan Amendment is approved, 7,500,000 shares will be added to the authorized shares under the 2011 Plan (subject to adjustment in the event of stock splits and other similar events). Based on the number of outstanding awards as of March 31, 2013, approximately 8,413,050 shares of Common Stock would be available for future awards under the 2011 Plan (assuming that outstanding performance awards are earned at their target level and no forfeitures or cancellations of existing awards occur). These 7,500,000 available shares represent only approximately 10% of the outstanding shares of Common Stock as of March 31, 2013.

The 2011 Plan provides a “fungible share” method of counting available shares, whereby the issuance of any “full value” award (i.e., an award with an exercise or base price lower than 100% of the fair market value of the Common Stock on the grant date) will reduce the pool of available shares by 1.3 shares for each share subject to such award. As a result, if stockholders approve the Plan Amendment and the Company grants only “full value” awards, then approximately 6,471,577 shares of Common Stock will be available for such “full value” awards (including the 7,500,000 share increase and assuming that outstanding performance awards are earned at their target level and no forfeitures or cancellations of existing awards occur).

The 2011 Plan does not contain any provision that automatically increases the number of shares of Common Stock available for awards without stockholder approval.

If any Award expires or is terminated, surrendered, canceled or forfeited or results in any Common Stock not being issued, then the unused shares of Common Stock covered by such Award will again be available for grant under the 2011 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. However, shares of Common Stock delivered to the Company by a participant to either (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) are not added back to the number of shares available for the future grant of Awards.

Types of Awards

The 2011 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below and cash based awards (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options. Participants receiving Awards of options receive the right to purchase a specified number of shares of Common Stock at a specified exercise price, subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of the Common Stock on the date of grant (no less than 110% of the fair market value in the case of incentive stock options granted to participants holding more than 10% of the voting power of the Company (a “10% stockholder”)). Options may not be granted for a term in excess of ten years from the date of grant (five years in the case of an incentive stock option granted to a 10% stockholder). The 2011 Plan permits the following forms of payment of the exercise price of options: (i) by cash or check, (ii) a “cashless exercise” through a broker, (iii) subject to certain conditions, the surrender to the Company of shares of Common Stock, (iv) subject to certain conditions, a “net exercise” (whereby the optionee would receive the number of shares subject to the option less the number of shares needed to pay the exercise price at the then current market price of the Common Stock), (v) any other lawful means or (vi) any combination of these forms of payment.

Without the approval of our stockholders, outstanding options may not be (x) repriced to provide for an exercise price lower than the then current exercise price of such option, (y) cancelled and replaced by a substitute option with an exercise price lower than then current exercise price of such option or (z) cancelled in exchange for a cash payment if at the time, the exercise price of the option is greater than the then current fair market value of the Common Stock. No option granted under the 2011 Plan can contain any provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to the appreciation, from and after the date of grant, in the fair market value of a share of Common Stock over the measurement price of the SAR. The measurement price of a SAR may be no less than 100% of the fair market value of our Common Stock on the date the SAR is granted (or 110% in the case of a SAR granted to a “10% stockholder”). SARs may be granted independently or in tandem with an option. SARs may not be granted for a term in excess of ten years from the date of grant. Without the approval of our stockholders, outstanding SARs may not be (x) repriced to provide for a measurement price lower than the then current exercise price of such SAR, (y) cancelled and replaced by a substitute option with a measurement price lower than then current measurement price of such SAR or (z) cancelled in exchange for a cash payment if at the time, the measurement price of the SAR is greater than the then current fair market value of the Common Stock.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of Common Stock or cash or a combination thereof to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based and Cash-Based Awards. Under the 2011 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant performance awards (described below) or other Awards denominated in cash rather than shares of Common Stock.

Performance Awards.

The Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based or other cash-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code (such Awards, “performance awards”). The performance criteria for each such Award will be based on one or more of the following measures: (i) total revenue or any key component thereof; (ii) operating income, pre-tax or after-tax income from continuing operations, EBIT, EBITDA or net income; (iii) cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital); (iv) earnings per share or earnings per share from continuing operations (basic or diluted); (v) return on capital employed, return on invested capital, return on assets or net assets; (vi) after-tax return on stockholders’ equity; (vii) economic value created; (viii) operating margins or operating expenses; (ix) value of the Common Stock or total return to stockholders; (x) value of an investment in the Common Stock assuming the reinvestment of dividends; or (xi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, business expansion goals, development or commercialization of products, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (iii) shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). No performance awards may vest prior to the first anniversary of the date of grant. The Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of the Company.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award in certain limited circumstances, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option or an Award subject to Section 409A of the Code, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2011 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which (i) options may be granted to any participant under the 2011 Plan may not exceed 2,500,000 shares per calendar year, (ii) SARs may be granted to any participant under the 2011 Plan may not exceed 2,500,000 shares per calendar year and (iii) Awards other than options and SARs may be granted to any participant under the 2011 Plan may not exceed 2,500,000 shares per calendar year. For purposes of these limits, the combination of an option in tandem with SAR is treated as a single award. Cash-based awards granted to any participant under the 2011 Plan may not exceed $2,500,000 per calendar year. In addition, the maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant is 15% of the maximum number of shares authorized for issuance under the 2011 Plan.

Plan Benefits

As of March 31, 2013, approximately 130 persons were eligible to receive Awards under the 2011 Plan, including the Company’s executive officers and non-employee directors.

The following table sets forth the awards that have been granted under the 2011 Plan during the period from May 24, 2011, when the plan was approved by our stockholders, through March 31, 2013 to our current named executive officers, all current executive officers as a group, all current non-executive directors as a group, and all current employees and non-executive officers as a group.

Name and Position	Granted under the 2011 Plan during the Period from May 24, 2011 through March 31, 2013
Louis Ferrari	990,000
President and Chief Executive Officer
Richard Crowley	660,000
Executive Vice President and Chief Operating Officer
Kenneth M. Bahrt, MD	710,000
Senior Vice President and Chief Medical Officer
All current executive officers as a group	3,702,500
All current non-executive directors as a group	753,215
All current employees and non-executive officers as a group	2,107,758

The granting of future awards under the 2011 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group, including nominees for director, any associates of our nominees, executives or directors and any person who might receive 5% of the other awards under the 2011 Plan.

On March 28, 2013, the last reported sale price of our Common Stock on the Nasdaq Global Market was $0.80.

Administration

The 2011 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2011 Plan and to interpret the provisions of the 2011 Plan. Pursuant to the terms of the 2011 Plan, the Board of Directors may delegate authority under the 2011 Plan to one or more committees or subcommittees of the Board of Directors. Further, the Board of Directors may delegate to one or more officers of the Company the power to grant options and other Awards that constitute rights under Delaware law to employees or officers of the Company. The terms of any such options or other Awards to be granted by such officers will be fixed by the Board of Directors in advance and the Board of Directors will determine the maximum number of shares subject to such Awards that the officers may grant. No such officer shall be permitted to grant such Awards to “executive officers” of the Company or to certain other officers of the Company. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2004 Plan, including the granting of options to executive officers.

Subject to any applicable limitations contained in the 2011 Plan, the Board of Directors or the Compensation Committee, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price and (v) the terms and conditions of any cash-based award.

The Board of Directors is required to make appropriate adjustments in connection with the 2011 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

The 2011 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than restricted stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to participants with respect to each Award held by a participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the foregoing actions, the Board will not be obligated by the 2011 Plan to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding restricted stock shall inure to the benefit of the Company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

If there is a Change of Control of the Company, then, regardless of whether such event also constitutes a Reorganization Event, all outstanding options and SARs shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related option or SAR agreement have been satisfied, and each holder of such option or SAR shall have the right to exercise his or her options and/or SARs for as long thereafter as the Option or SAR shall remain in effect and the Board of Directors, acting in its discretion, may accelerate the vesting of all other Awards. A “Change of Control” of the Company is deemed to occur if (1) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than (x) a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (y) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board of Directors immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets; (2) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (3) any person shall become the beneficial owner of 40% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of the Board of Directors unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Except as described above, the Board of Directors or the Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2011 Plan. Substitute Awards shall not count against the overall share limit of the 2011 Plan or any sublimits contained in the Plan, except as may be required by reason of the Code.

Provisions for Foreign Participants

The Board of Directors or the Compensation Committee may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2011 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2011 Plan after the expiration of 10 years from the date on which the 2011 Plan is approved by our stockholders, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2011 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

If Stockholders do not approve the adoption of the Plan Amendment, the Plan Amendment will not go into effect, and the Company’s ability to grant awards under the 2011 Plan will be limited to the number of shares currently authorized for issuance. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2011 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2011 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

The Board of Directors recommends that stockholders vote “FOR” the approval of the amendment to the 2011 Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned on April 26, 2013 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each of our directors individually, (3) each of our named executive officers individually and (4) all executive officers and directors as a group. To the Company’s knowledge, each person named in the table below has sole voting and investment power over the shares of common stock identified as beneficially owned by such person, except as indicated in the notes below the table and pursuant to applicable community property laws. The beneficial ownership set forth below includes any shares which the person has the right to acquire within 60 days after April 26, 2013 through the exercise or conversion of any stock option or other right. Except as otherwise indicated, the address of each person named in the table below is c/o Savient Pharmaceuticals, Inc., 400 Crossing Boulevard, 3rd Floor, Bridgewater, New Jersey, 08807. The percentage of beneficial ownership is based on 73,615,573 shares of common stock issued and outstanding as of April 26, 2013.

Name of Beneficial Owner	Shares Beneficially Owned	% Beneficially Owned
Palo Alto Investors LLC (1)	11,405,802	15.4%
Franklin Templeton (2)	6,208,560	8.4%
Wellington Management CO LLP (3)	4,999,868	6.8%
Vanguard Group, Inc (4)	4,038,075	5.5%
Capital Research Global (5)	3,920,000	5.3%
Stephen Jaeger (6)	463,643	*	%
Louis Ferrari (7)	418,459	*	%
Richard Crowley (8)	337,975	*	%
Virgil Thompson (9)	292,631	*	%
Kenneth Bahrt (10)	270,086	*	%
David Norton (11)	155,689	*	%
Ginger Constantine (12)	153,742	*	%
Robert Savage (13)	37,180	*	%
David Meeker (14)	29,059	*	%
John Johnson (15)	0	*	%
All directors and executive officers as a group (12 persons)	3,031,424	4.1%

*	Less than 1 percent
1.

Based solely upon a Schedule 13G/A filed on February 14, 2013 by Anthony Joonkyoo Yun, Patrick Lee, M.D, Palo Alto Investors Palo Alto Investors, LLC, and Palo Alto Healthcare Master Fund II, L.P., to which we refer collectively as the Palo Alto Investors. The Palo Alto Investors collectively beneficially own 11,405,802 shares of our common stock, and certain of the Palo Alto Investors have shared voting power and dispositive power as to 11,405,802 shares of our common stock. The address of the Palo Alto Investors is 470 University Avenue, Palo Alto, California 94301.

2.

Based solely upon a Schedule 13G/A filed on February 12, 2013 by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. to which we refer collectively as Franklin Templeton. Franklin Templeton and certain of its investment management subsidiaries and affiliates collectively beneficially own 6,208,560 shares of our common stock, and such persons individually have sole voting power and dispositive power with respect to certain of such shares. The address of Franklin Templeton is One Franklin Parkway, San Mateo, California 94403-1906.

3.

Based solely upon a Schedule 13G filed on February 14, 2013 by Wellington Management Company, LLP. Wellington Management Company beneficially owns 4,999,868 shares of our common stock, has shared dispositive power as to 4,999,868 shares of our common stock and has shared voting power as to 3,851,358 shares of our common stock. The address of Wellington Management Company is 280 Congress Street, Boston, MA 02210.
4.

Based solely upon a Schedule 13G/A filed on February 12, 2013 by The Vanguard Group, Inc., to which we refer as Vanguard. Vanguard beneficially owns 4,038,075 shares of our common stock, has sole voting power and shared dispositive power as to 46,060 shares of our common stock, and has sole dispositive power as to 3,992,015 shares of our common stock. The address of Vanguard, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

5.

Based solely upon a Schedule 13G/A filed on February 13, 2013 by Capital Research Global Investors. Capital Research Global beneficially owns and has sole voting power and dispositive power as to 3,920,000 shares of our common stock. The address of Capital Research Global is 333 South Hope Street, Los Angeles, CA 90071.

6.	Includes 263,369 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 26, 2013; as well as outstanding restricted stock of 98,765 shares.
7.	Includes 102,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 26, 2013; as well as outstanding restricted stock of 175,000 shares.
8.	Includes 46,875 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 26, 2013; as well as outstanding restricted stock of 181,250 shares.
9.	Includes 165,624 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 26, 2013; as well as outstanding restricted stock of 12,346 shares.
10.	Includes 81,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 26, 2013; as well as outstanding restricted stock of 106,250 shares.
11.	Includes 62,745 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 26, 2013; as well as outstanding restricted stock of zero shares.
12.	Includes 71,295 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 26, 2013; as well as outstanding restricted stock of 49,382 shares.
13.	Includes 9,889 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 26, 2013; as well as outstanding restricted stock of 8,556 shares.
14.	Includes 5,593 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 26, 2013; as well as outstanding restricted stock of 8,336 shares.
15.	Mr. Johnson resigned from the Company on January 31, 2012 and to the knowledge of the Company does not beneficially own any shares of common stock.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General Information

The Audit and Finance Committee of the Board of Directors has appointed KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the stockholders do not approve the selection of KPMG, the selection of such firm as our independent registered public accountants will be reconsidered by the Audit and Finance Committee.

On November 30, 2011, we dismissed McGladrey & Pullen, LLP, or McGladrey & Pullen, as our independent registered public accounting firm. The Audit and Finance Committee approved McGladrey & Pullen’s dismissal. In addition, on November 30, 2011, the Audit and Finance Committee engaged KPMG LLP as our new independent auditors for the fiscal year ending December 31, 2011.

During our fiscal years ended December 31, 2010 and December 31, 2009 and through November 30, 2011, neither we, nor anyone acting on our behalf, consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; nor was a written report or oral advice provided to us which KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission, or SEC, pursuant to the Securities Exchange Act of 1934, as amended, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

None of the reports of McGladrey & Pullen on our financial statements for either of the two fiscal years ended December 31, 2010 and December 31, 2009 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

In each of our two fiscal years ended December 31, 2010 and December 31, 2009 and through November 30, 2011, there were no (i) disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement would have caused it to make reference to the subject matter of the disagreement in its report on our financial statements; or (ii) reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On November 30, 2011, we requested that McGladrey & Pullen furnish us with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter received from McGladrey & Pullen in response to such request, which is dated December 2, 2011, is filed as Exhibit 16.1 in our filing on Form 8-K on December 2, 2011.

The Board of Directors recommends that stockholders vote “FOR” the ratification of KPMG LLP as our independent registered public accountants

Report of the Audit and Finance Committee

The Audit and Finance Committee has reviewed Savient’s audited financial statements and management’s report on internal controls over financial reporting for the year ended December 31, 2012 and has discussed these financial statements with Savient’s management and registered public accounting firm.

Savient’s management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness and legality of the accounting principles and reporting policies that we use. Savient’s registered public accounting firm is responsible for auditing our financial statements annually and for reporting on certain matters to the Audit and Finance Committee, for reviewing its unaudited interim financial statements. The Audit and Finance Committee is responsible for providing independent, objective oversight of these processes.

The Audit and Finance Committee has received from, and discussed with, Savient’s registered public accounting firm various communications that the registered public accounting firm is required to provide to the Audit and Finance Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Savient’s registered public accounting firm also provided the Audit and Finance Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence. The Audit and Finance Committee has discussed with the registered public accounting firm its independence from Savient.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the Audit and Finance Committee recommended to Savient’s Board of Directors that the audited financial statements be included in Savient’s Annual Report on Form 10-K for the year ended December 31, 2012.

By the Audit and Finance Committee of the Board of Directors

Stephen O. Jaeger (Chairman)

Ginger Constantine, M.D.

Virgil Thompson

Registered Public Accounting Firm’s Fees and Other Matters

The following table summarizes the fees of KPMG LLP, our current registered public accounting firm, for 2012 and 2011:

	2012	2011
Audit Fees (1)	$517,700	$300,000
Audit-Related Fees	26,000	—
Tax Fees	—
All Other Fees	—

Total Fees	$543,700	$300,000

As discussed above, in the fourth quarter of 2011, we changed our independent auditor from McGladrey & Pullen to KPMG. The above table excludes fees of approximately $353,861 billed to us by McGladrey & Pullen for services related to preliminary audit work for the December 31, 2011 year ended and the first through third quarter financial statement reviews.

(1)	Audit Fees

Audit fees consist of fees related to professional services rendered during 2012 and 2011 in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our Quarterly Reports on Form 10-Q, and other professional services provided by our registered public accounting firm in connection with statutory or regulatory filings or engagements, comfort letters or consents. In addition, the 2011 fees include the audit of our internal control over financial reporting.

Pre-approval Policy and Procedures

The Audit and Finance Committee pre-approves all audit and non-audit services performed by our registered public accounting firm prior to the engagement of the registered public accounting firm with respect to such services. The Audit and Finance Committee has authorized the committee’s chairman to approve fees for permissible non-audit services, up to $100,000 per service, provided the underlying service has previously been approved by the Audit and Finance Committee. The Committee chairman informs the Audit and Finance Committee of such approval at its next regularly scheduled meeting.

Representatives of KPMG LLP are expected to attend the 2013 Annual Meeting of Stockholders and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and 10% stockholders to file initial reports of ownership and reports of changes in ownership with the SEC and The Nasdaq Global Market. We assist our executive officers and directors in complying with these filing requirements. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. Based on a review of copies of the reports and written representations from our executive officers and directors, we believe that, during 2012, our executive officers, directors and 10% stockholders have complied with all Section 16(a) filing requirements, other than as described hereafter. Due to an administrative error, Mr. Ferrari failed to timely file a Form 4 with respect to a single transaction, the vesting of performance-based options, during the most recent fiscal year. This error was corrected in a later filing.

OTHER MATTERS

Our Board of Directors does not know of any other business to be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the proxy to vote, or otherwise act, in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

In order to be considered for addition to the agenda for the 2014 annual meeting of stockholders and to be included in the proxy statement and form of proxy pursuant to SEC rule 14a-8, proposals must be submitted in writing, addressed to the Secretary of Savient and must be received at our corporate offices no later than January 3, 2014.

If a shareholder wishes to submit a proposal for business to be brought before the 2014 annual meeting of stockholders outside of SEC rule 14a-8, including with respect to nominations for the election of directors, written notice of such matter must be received by the Company, in accordance with the requirements of our Bylaws, not earlier than December 1, 2013 and not later than December 31, 2013. We may exclude untimely proposals from our 2014 proxy statement. If a stockholder who wishes to present a proposal fails to notify Savient during the applicable time frame, management proxies will have discretionary authority to vote on the stockholder’s proposal if it is otherwise properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

APPENDIX A

Amendment

to

the Savient Pharmaceuticals, Inc. 2011 Incentive Plan

The 2011 Incentive Plan (the “Plan”), pursuant to Section 12(d) thereof, is hereby amended, effective June 13, 2013, as follows:

Section 4(a)(1) of the Plan is hereby amended by increasing the maximum number of shares of Common Stock that may be issued for Awards under the Plan by seven million five hundred thousand (7,500,000) for a total of fifteen million two hundred fifty thousand (15,250,000).

Approved by the Board of Directors on March 5, 2013.

A-1

APPENDIX B

Savient Pharmaceuticals, Inc.

2011 Incentive Plan

1.	Purpose

The purpose of this 2011 Incentive Plan (the “Plan”) of Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. During such time as the common stock, $.01 par value per share, of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such

Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules or any successor rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 7,750,000 shares of Common Stock, any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as 1.3 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as two shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.3 shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2) and 4(b)(3):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section 4(a)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant under the Plan shall be 2,500,000 per calendar year. The maximum number of shares of Common Stock with respect to which SARs may be granted to any Participant under the Plan shall be 2,500,000 per calendar year. The maximum number of shares of Common Stock with respect to which Awards other than Options and SARs may be granted to any Participant under the Plan shall be 2,500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the sublimits set forth in this section.

(2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 15% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Savient Pharmaceuticals, Inc., any of Savient Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code at the time of grant and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(d)	No Dividend Equivalents. No option shall provide for the payment or accrual of dividend equivalents.

(e) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value per share of Common Stock as determined by (or in a manner approved by) the Board on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date, provided that, in the case of an Incentive Stock Option granted to a “10% stockholder” within the meaning of Section 422(b)(6) of the Code, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock on the date the option is granted. Fair Market Value of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(f) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years (five years in the case of an Incentive Stock Option granted to a “10% stockholder”).

(g) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(h)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(h) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(i) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 10 or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date, provided that, in the case of a SAR granted to a “10% stockholder” within the meaning of Section 422(b)(6) of the Code, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of applicable NASDAQ rules.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(3) Voting. A Participant who receives a non-vested Award of shares of Restricted Stock may exercise voting rights if and to the extent that the vesting conditions under such award have been satisfied and shares of Common Stock have been issued to the Participant under such Award.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.	Other Stock-Based and Cash-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

9.	Performance Awards.

(a) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10 (“Performance Awards”). Subject to Section 10(d), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $2,500,000 per calendar year per individual.

(b) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: (i) total revenue or any key component thereof; (ii) operating income, pre-tax or after-tax income from continuing operations, EBIT, EBITDA or net income; (iii) cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital); (iv) earnings per share or earnings per share from continuing operations (basic or diluted); (v) return on capital employed, return on invested capital, return on assets or net assets; (vi) after-tax return on stockholders’ equity; (vii) economic value created; (viii) operating margins or operating expenses; (ix) value of the Common Stock or total return to stockholders; (x) value of an investment in the Common Stock assuming the reinvestment of dividends; or (xi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, business expansion goals, development or commercialization of products, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (iv) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (v) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 10(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Change of Control

(1) Definition. A “Change of Control” of the Company is deemed to occur if (1) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than (x) a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (y) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets; (2) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (3) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) shall become the beneficial owner (within the meaning of Rule 13d-3 under said Act) of 40% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(2) Consequences of a Change of Control on Options and SARs. If there is a Change of Control, then, regardless of whether such event also constitutes a Reorganization Event and notwithstanding the provisions of Section 10(b)(2), all outstanding Options and SARs shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related Option or SAR agreement have been satisfied, and each holder of such Option or SAR shall have the right to exercise his or her Options and/or SARs for as long thereafter as the Option or SAR shall remain in effect in accordance with its terms and the provisions hereof.

(3) Consequences of a Change of Control on other Awards. If there is a Change of Control, then the Board, acting in its discretion, may accelerate the vesting of all Awards other than Options and SARs.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option and Awards that are subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, except with respect to Awards that are subject to Section 409A of the Code, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(i) and 6(e) with respect to repricings, Section 9 with respect to Performance Awards or Section 12 with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Sections 9, the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” (as defined in applicable NASDAQ rules) to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

ANNUAL MEETING OF STOCKHOLDERS OF

SAVIENT PHARMACEUTICALS, INC.

June 13, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K

are available at www.savient.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ Ginger Constantine, M.D. ¡ Louis Ferrari ¡ Stephen O. Jaeger ¡ David Y. Norton ¡ David P. Meeker, M.D. ¡ Robert G. Savage ¡ Virgil Thompson

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
2. Advisory vote to approve our executive compensation.	☐	☐	☐

3. Approval of an amendment to the 2011 Incentive Plan to increase the number of shares available for issuance thereunder.	☐	☐	☐

4. Ratification of the appointment of KPMG LLP as independent auditors for the 2013 fiscal year.	☐	☐	☐

The below-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¢	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF STOCKHOLDERS OF

SAVIENT PHARMACEUTICALS, INC.

June 13, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER

ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.savient.com
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Advisory vote to approve our executive compensation.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	m Ginger Constantine, M.D. m Louis Ferrari m Stephen O. Jaeger m David Y. Norton m David P. Meeker, M.D. m Robert G. Savage m Virgil Thompson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)			3. Approval of an amendment to the 2011 Incentive Plan to increase the number of shares available for issuance thereunder.	☐	☐	☐

				4. Ratification of the appointment of KPMG LLP as independent auditors for the 2013 fiscal year.	☐	☐	☐
The below-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

☐                         ¢

SAVIENT PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2013

Louis Ferrari and Philip K. Yachmetz, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Savient Pharmaceuticals, Inc. held of record by the undersigned on April 26, 2013, at the Annual Meeting of Stockholders to be held at 9:00 a.m. on Thursday, June 13, 2013, at the Bridgewater Marriott Hotel, 700 Commons Way, Bridgewater, New Jersey, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

(Continued and to be signed on the reverse side.)

¢	¢